                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              JABIL CIRCUIT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   Registrant
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              JABIL CIRCUIT, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 22, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jabil Circuit, Inc., a Delaware corporation (the "Company"), will be held on Thursday, January 22, 1998 at 10:00 a.m., local time, in the Sunset Ballroom at the Vinoy Country Club located at 601 Snell Isle Boulevard, NE, St. Petersburg, Florida 33704 for the following purposes:

          1. To elect seven directors to serve for the ensuing year or until their successors are duly elected and qualified.

          2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending August 31, 1998.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on December 8, 1997 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          FOR THE BOARD OF DIRECTORS OF
                                          JABIL CIRCUIT, INC.

                                          Robert L. Paver
                                          General Counsel and Secretary

St. Petersburg, Florida
December 23, 1997

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              JABIL CIRCUIT, INC.

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 22, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Jabil Circuit, Inc., a Delaware corporation ("Jabil" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, January 22, 1998 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Sunset Ballroom at the Vinoy Country Club located at 601 Snell Isle Boulevard, NE, St. Petersburg, Florida. The Company's principal executive office is located at 10800 Roosevelt Blvd., St. Petersburg, Florida 33716, and its telephone number at that location is (813) 577-9749.

     These proxy solicitation materials were mailed on or about December 23, 1997, together with the Company's 1997 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE

     Stockholders of record at the close of business on December 8, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 37,030,492 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Other Information -- Share Ownership by Principal Stockholders and Management." The closing sales price of the Company's Common Stock on the Nasdaq Stock Market on the Record Date was $45.00 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a particular matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on any matters set forth in this Proxy Statement.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than August 25, 1998 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

     The Company's fiscal year ends August 31.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     Effective January 22, 1998, the Company has increased the size of its Board of Directors from six (6) to seven (7). Accordingly, a board of seven (7) directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named herein as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company except Frank A. Newman. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The names of the Company's nominees for director and certain information about them are set forth below:

NAME                        AGE                 PRINCIPAL OCCUPATION
----                        ---                 --------------------
William D. Morean(1)......  42    Chief Executive Officer and Chairman of the Board
                                    of the Company
Thomas A. Sansone(1)......  48    President of the Company
Ronald J. Rapp............  45    Executive Vice President, Operations, of the
                                    Company
Lawrence J. Murphy(2)(3)..  55    Consultant and former Executive Vice President
                                    and Director of Core Industries, Inc.
Mel S. Lavitt(3)..........  60    Managing Director of C.E. Unterberg, Towbin
Steven A. Raymund(2)......  42    Chief Executive Officer and Chairman of the Board
                                    of Tech Data Corporation
Frank A. Newman...........  49    President, Chief Executive Officer and Chairman
                                    of the Board, Eckerd Corporation

---------------

(1) Member of the Stock Option Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any of the directors and executive officers of the Company.

     Mr. Morean has served as Chief Executive Officer and Chairman of the Board since 1988 and as a director since 1978. Mr. Morean joined the Company in 1977 and assumed management of day-to-day operations the following year. Prior to serving as Chief Executive Officer and Chairman of the Board, Mr. Morean served as President and Vice President and held various operating positions with the Company.

     Mr. Sansone has served as President of the Company since September 1988 and as a director since 1983. Mr. Sansone joined the Company in 1983 as Vice President. Prior to joining Jabil, Mr. Sansone was a practicing attorney.

     Mr. Rapp has served as Executive Vice President of Operations since October 1996 and as a director since September 1988. Mr. Rapp joined the Company in 1983 as Controller, was promoted to Treasurer in 1984 and was promoted to Chief Financial Officer in 1988. Prior to joining Jabil, Mr. Rapp was the Corporate Controller for Van Pelt Corporation, a wholesale distributor of steel tubing products. Before joining Van Pelt, Mr. Rapp was a certified public accountant with the accounting firm of Ernst & Ernst.

     Mr. Murphy has served as a director of the Company since September 1989. Since September 1997, Mr. Murphy has also served as an independent consultant to the Company. See "Other Information -- Compensation Committee Interlocks and Insider Participation." From March 1992 until September 1997, Mr. Murphy served as a director of Core Industries, Inc., a diversified conglomerate, where he held various executive level positions since 1981, including the position of Executive Vice President and Secretary from September 1990 to September 1997. Prior to joining Core Industries, Inc., Mr. Murphy was a practicing attorney at the law firm of Bassey, Selesko, Couzens & Murphy, P.C. and a certified public accountant with the accounting firm of Deloitte & Touche.

     Mr. Lavitt has served as a director of the Company since September 1991. Mr. Lavitt has been a Managing Director at the investment banking firm of C.E. Unterberg, Towbin (or its predecessor) since August 1992. From June 1987 until August 1992, Mr. Lavitt was President of Lavitt Management, a business consulting firm. From 1978 until June 1987, Mr. Lavitt served as an Administrative Managing Director for the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc.

     Mr. Raymund has served as a director of the Company since January 1996. Mr. Raymund began his career at Tech Data Corporation, a distributor of personal computer products, in 1981 as Operations Manager. He became Chief Operating Officer in 1984 and was promoted to the position of Chief Executive Officer of Tech Data Corporation in 1986. Since 1991, Mr. Raymund has also served as Chairman of the Board of Tech Data Corporation.

     Mr. Newman has been nominated to fill the vacancy on the Board of Directors created by the increase in the size of the Board. He joined Eckerd Corporation, a drug store chain, in June 1993 as President and Chief Operating Officer, was appointed as President and Chief Executive Officer in February 1996 and assumed the additional position of Chairman of the Board in February 1997. From January 1986 until May 1993, Mr. Newman was the President and Chief Executive Officer of F&M Distributors, Inc. Mr. Newman currently is also a director of Fabri-Centers of America, AmSouth Bancorporation and the National Association of Chain Drug Stores.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     If a quorum is present and voting, the seven nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four (4) meetings during the 1997 fiscal year. Each director attended all such meetings. The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee; however, it currently has no nominating committee or other committee performing similar functions.

     The Compensation Committee, which currently consists of Messrs. Murphy and Raymund, reviews and establishes specific compensation plans, salaries, bonuses and other benefits payable to the Company's executive officers. During fiscal 1997, the Compensation Committee held one(1) meeting.

     The Stock Option Committee, which currently consists of Messrs. Morean and Sansone, administers the Company's 1992 Stock Option Plan and the 1992 Employee Stock Purchase Plan. During fiscal 1997, the Stock Option Committee held eight
(8) meetings.

     The Audit Committee, which currently consists of Messrs. Murphy and Lavitt, reviews and evaluates the results and scope of the audit and other services provided by the Company's independent auditors. During fiscal 1997, the Audit Committee held two (2) meetings.

     During fiscal 1997, each incumbent director attended all meetings held by all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

     Non-employee directors receive $5,000 per board meeting that they attend. No other director currently receives any cash compensation for attendance at Board or committee meetings. Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors meetings and committee meetings. In addition, non-employee directors are also eligible to receive stock option grants pursuant to the Company's 1992 Stock Option Plan, as amended. In the event that the stockholders elect Mr. Newman to the Board of Directors at the Annual Meeting, it is the current intention of the Stock Option Committee to grant him an option to purchase shares of the Company's Common Stock, having an exercise price equal to the fair market value on the date of grant and terms consistent with stock option grants made to other non-employee directors. See "Other Information -- Compensation Committee Interlocks and Insider Participation" for information regarding compensation payable to Mr. Murphy for certain consulting services.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP to audit the financial statements of the Company for the fiscal year ending August 31, 1998. KPMG Peat Marwick LLP (or its predecessor firm) has audited the Company's financial statements since the fiscal year ended August 31, 1984. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Ratification of the appointment of the Company's independent auditors requires the affirmative vote of a majority of the Votes Cast. In the event that the stockholders do not approve the selection of KPMG Peat Marwick LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               OTHER INFORMATION

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by: (i) each of the Company's directors and nominees for director; (ii) each of the Named Officers listed in the Summary Compensation Table below; (iii) all current directors and executive officers of the Company as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. A total of 37,030,492 shares of the Company's Common Stock were issued and outstanding as of the Record Date.

                                                              NUMBER OF    PERCENT
DIRECTORS, NAMED OFFICERS AND PRINCIPAL STOCKHOLDERS            SHARES     OF TOTAL
----------------------------------------------------          ----------   --------
PRINCIPAL STOCKHOLDERS
William D. Morean(1)(2).....................................  13,643,500     36.8%
  c/o Jabil Circuit, Inc.
  10800 Roosevelt Blvd.
  St. Petersburg, Florida 33716
Audrey M. Petersen(1)(3)....................................   8,256,500     22.3%
  c/o Jabil Circuit, Inc.
  10800 Roosevelt Blvd.
  St. Petersburg, Florida 33716
Thomas A. Sansone(4)........................................   2,334,900      6.1%
  c/o Jabil Circuit, Inc.
  10800 Roosevelt Blvd.
  St. Petersburg, Florida 33716
DIRECTORS(5)
Ronald J. Rapp..............................................           0        *
Lawrence J. Murphy(6).......................................      52,000        *
Mel S. Lavitt(7)............................................      66,000        *
Steven A. Raymund(8)........................................       8,867        *
NOMINEE FOR DIRECTOR
Frank A. Newman.............................................           0        *
NAMED OFFICERS(5)(9)
Wesley B. Edwards(10).......................................      46,888        *
Timothy L. Main(11).........................................      63,920        *
All current directors and executive officers as a group (18
  persons)(12)..............................................  16,357,486     42.4%

---------------

   * Less than one percent.
 (1) Includes 6,638,000 shares held by the William E. Morean Residual Trust, as to which Mr. Morean and Ms. Audrey Petersen (Mr. Morean's mother) share voting and dispositive power as members of the Management Committee created under the Trust. Ms. Petersen is also a co-trustee of the Trust.
 (2) Includes (i) 6,905,500 shares held of record by Cheyenne Holdings Limited Partnership, a Nevada limited partnership, of which Morean Management Company is the sole general partner, as to which Mr. Morean has sole voting and dispositive power, and (ii) 100,000 shares held of record by Eagle's

     Wing Foundation, a private charitable foundation of which Mr. Morean is a director and with respect to which Mr. Morean may be deemed to have shared voting and dispositive power.
 (3) Includes 1,618,500 shares held by Morean Limited Partnership, a North Carolina limited partnership, of which Morean-Petersen, Inc. is the sole general partner, as to which Ms. Petersen has shared voting and dispositive power; Ms. Petersen is the President of Morean-Petersen, Inc.
 (4) Includes (i) 858,500 shares held by TASAN Limited Partnership, a Nevada limited partnership, of which TAS Management, Inc. is the sole general partner, as to which Mr. Sansone has sole voting and dispositive power; Mr. Sansone is President of TAS Management, Inc.; (ii) 196,000 shares held by Life's Requite, Inc., a private charitable foundation of which Mr. Sansone is a director and as to which Mr. Sansone may be deemed to have shared voting and dispositive power, and (iii) 1,280,400 shares subject to options held by Mr. Sansone that are exercisable within 60 days of the Record Date.
 (5) Messrs. Morean and Sansone are Directors and Named Officers of the Company in addition to being Principal Stockholders.
 (6) Includes 48,000 shares subject to options held by Mr. Murphy that are exercisable within 60 days of the Record Date.
 (7) Represents shares subject to options held by Mr. Lavitt that are exercisable within 60 days of the Record Date.
 (8) Represents shares subject to options held by Mr. Raymund that are exercisable within 60 days of the Record Date.
 (9) Mr. Rapp is a Named Officer of the Company in addition to being a director.
(10) Includes 43,626 shares subject to options held by Mr. Edwards that are exercisable within 60 days of the Record Date.
(11) Includes 62,480 shares subject to options held by Mr. Main that are exercisable within 60 days of the Record Date.
(12) Includes 1,543,871 shares subject to options held by eight executive officers and three non-employee directors that are exercisable within 60 days of the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended August 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with, except with respect to the officers, directors and ten-percent stockholders listed in the next sentence. For each such insider, the number of required Forms 4 that were not timely filed and the number of transactions that were reported late are shown in parentheses after his or her name: Forbes Alexander (4, 11); Wesley Edwards (1, 2); Randon Haight (1, 2); Chris Lewis (2, 6); Jeffrey Lumetta (4,
10); Linda Moore, a former executive officer (1, 1); William Morean (1, 2); Lawrence Murphy (1, 1); Audrey Petersen, a ten-percent stockholder (1, 3); and Thomas Sansone (1, 3). Such transactions were reported by the foregoing persons on Forms 5, which were timely filed within 45 days of the 1997 fiscal year end.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in November 1992 and is currently composed of Messrs. Murphy and Raymund. No member of the Compensation Committee is currently or was formerly an officer or an employee of the Company or its subsidiaries. Effective September 8, 1997, Mr. Murphy commenced working for the Company as a consultant on a part-time basis. In exchange for providing the Company with consulting services, Mr. Murphy will receive $150,000 annually as well as an option to purchase 10,000 shares of the Company's Common Stock, becoming exercisable at a rate of one-third (1/3) per year over three (3) years. The option was granted on September 8, 1997 and has an exercise price of $60.50 per share, representing the fair market value determined in accordance with the Company's 1992 Stock Option Plan. It is contemplated that additional options may be granted in connection with this consulting agreement.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to (i) the Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers (a) whose salary plus bonus exceeded $100,000 during the last fiscal year, and (b) who served as executive officers at fiscal year end, in addition to any individuals who were not serving as executive officers at fiscal year end but who, if they had been, would have been included among the four most highly compensated executive officers (collectively the "Named Officers"), information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended August 31, 1997:

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                        ANNUAL          ------------
                                                   COMPENSATION(1)       SECURITIES
                                        FISCAL   --------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(2)
---------------------------             ------   ---------   --------   ------------   ------------------
William D. Morean.....................   1997    $284,616    $340,736       --              $62,299
  Chairman of the Board and              1996     200,000     400,000       --                7,808
  Chief Executive Officer                1995     200,000          --       --                3,577
Thomas A. Sansone.....................   1997     284,616     217,054       --               62,269
  President                              1996     200,000     400,000       --                7,808
                                         1995     200,000          --       --                3,577
Ronald J. Rapp........................   1997     189,231     150,364       --               30,528
  Executive Vice President,              1996     130,000     121,015       --                6,021
  Operations                             1995     130,000      14,978       --                2,475
Timothy L. Main.......................   1997     189,000     125,000       --               26,489
  Senior Vice President,                 1996     135,000     123,340       --                8,665
  Business Development                   1995     135,000      77,232       --                3,539
Wesley B. Edwards.....................   1997     145,385     130,242       --               20,479
  Senior Vice President,                 1996     120,462      89,946       --                6,135
  Operations                             1995     143,101      13,500       --                3,166

---------------

(1) Compensation deferred at the election of executive is included in the year earned.
(2) Represents payments pursuant to the Company's Profit Sharing Plan. The Board of Directors determines the aggregate amount of payments under the plan based on quarterly financial results. The actual amount paid to individual participants is based on the participant's salary and bonus actually paid (not necessarily earned) during such quarter.

     During the last three fiscal years, the Company has not provided to the Named Officers any compensation disclosable as "Other Annual Compensation" (except for perquisites that, for any Named Officer, were less than the lesser of $50,000 or 10% of such Named Officer's total salary and bonus), nor has it granted any restricted stock awards or options to Named Officers. The Company does not have any long-term incentive plans within the meaning of SEC rules.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no grants of stock options or stock appreciation rights made during the fiscal year ended August 31, 1997 to any of the Named Officers.

OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning the exercise of options during the fiscal year ended August 31, 1997 (adjusted to give effect to the two-for-one stock split effected as a stock dividend in July 1997), and the aggregate value of unexercised options at August 31, 1997, for each of the Named Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                            SHARES                           AUGUST 31, 1997(#)           AUGUST 31, 1997($)(2)
                          ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                      EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------------   -----------   -------------   -----------   -------------
William D. Morean.......         --               --             --           --                --            --
Thomas A. Sansone.......         --               --      1,280,400           --       $74,736,948            --
Ronald J. Rapp..........    250,000       $4,538,200             --           --                --            --
Timothy L. Main.........     62,560        1,135,639         62,480           --         3,674,449            --
Wesley B. Edwards.......    122,400        3,904,206         31,120       42,880         1,762,014    $2,427,866

---------------

(1) Market value of underlying securities on date of exercise, minus the exercise price.
(2) Based on a market value of the underlying securities of $59.25 per share on August 29, 1997 (the last trading day prior to August 31, 1997), minus the exercise price of the options.

                              CERTAIN TRANSACTIONS

     In 1988, William D. Morean, the Company's Chairman of the Board and Chief Executive Officer and a principal stockholder, and Thomas A. Sansone, the Company's President and a director, jointly and severally guaranteed repayment of the Company's $4 million 1988 industrial revenue bond ("1988 IRB") up to the entire amount due and payable. The largest amount outstanding under the 1988 IRB during fiscal 1997 was $2,300,000, all of which had been repaid by August 31, 1997. Mr. Morean, Audrey M. Petersen (Mr. Morean's mother and a stockholder), and Beth M. Manning (Mr. Morean's sister and a stockholder) guaranteed repayment of the $1.88 million 1983 industrial revenue bond ("1983 IRB") that financed construction of the Company's St. Petersburg facility up to the entire amount due and payable. The largest amount outstanding under the 1983 IRB during fiscal 1997 was $161,142, all of which had been repaid by August 31, 1997. Messrs. Morean and Sansone and Ms. Petersen and Ms. Manning did not receive any payments or other consideration in return for their guarantees.

     C.E. Unterberg, Towbin or its predecessors has performed certain investment banking services for the Company in the past and may be asked to perform investment banking services for the Company in the future. Mel S. Lavitt, a director of the Company, is a Managing Director of C.E. Unterberg, Towbin.

     See also "Other Information -- Compensation Committee Interlocks and Insider Participation."

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on the Company's executive compensation program. The Committee, which consists of two directors who are not employees, reviews and establishes specific compensation plans, salaries, bonuses and other benefits payable to the Company's executive officers.

     The philosophy used by the Committee in establishing compensation for executive officers, including the Chief Executive Officer and the President, is to attract, retain and motivate key personnel who contribute to long-term success of the Company, to encourage the development and the achievement of strategic objectives that enhance long-term stockholder value, and to provide a compensation package that recognizes individual contributions and Company performance. The Committee establishes the compensation of all of the Company's executive officers by considering:

     - the salaries of executive officers in similar positions in companies that are directly competitive with the Company, as well as other similarly sized companies, many of which are included in the Nasdaq Computer Manufacturers Stock Index that is referred to in the following section entitled "Company Stock Price Performance Graph."

     - the Company's financial performance for the previous fiscal year.

     - the achievement of performance goals and objectives that were established at the start of the previous fiscal year.

     The three components of the Company's total compensation program are:

          1. Base Salary. Base salary is intended to be competitive with the salaries of comparable executives at technology companies of similar size and is also intended to reflect consideration of an officer's experience, business judgment, and role in developing and implementing overall business strategy for the Company. The Committee believes that the Company's compensation of executive officers falls within the median of industry compensation levels. Base salaries are based upon qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor. For all executive officer positions, actual base salary levels are currently targeted at average levels of the competition.

          2. Bonuses. Bonuses for executive officers are intended to reflect the Company's belief that a portion of the annual compensation of the executive should be contingent upon the performance of the Company, as well as the individual's contribution. Bonuses are paid on an annual or quarterly basis and are based on qualitative and subjective factors, including the pre-tax profitability of the Company, business development, operational performance, and other measures of efficiency appropriate to the officer compensated. At the request of the Compensation Committee, the Company recently retained William M. Mercer Incorporated, a nationally recognized executive compensation firm, to review the Company's executive compensation practices. Mercer utilized a number of national compensation surveys and private databases for companies of similar size to the Company, as well as specific analysis of the compensation information contained in the proxy statements of a number of companies in the same industry as the Company. Based on the findings of the Mercer report and the outstanding performance of the Company for the 1997 fiscal year, the Compensation Committee made a subjective determination as to the amount of bonuses for executive officers.

          3. Long-Term Incentives. The Company utilizes stock options as long-term incentives to attract and retain key personnel or reward exceptional performance. Stock options are granted periodically by the Stock Option Committee and are based on both qualitative and subjective factors. Options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the day of grant (determined in accordance with the option plan) and grants made during the last fiscal year vest over a period of 50 months. This approach is designed to create stockholder value over the long-term since the options will provide value to the recipient only when the price of the stock increases above the exercise price. In fiscal year 1997, the Company granted no options to any of the Named Officers, but the

     Company will be considering option grants to executive officers (including Named Officers) during the 1998 fiscal year.

     Basis for Compensation of Chief Executive Officer and President. The base salary of Mr. Morean and Mr. Sansone was increased significantly during the 1997 fiscal year for several reasons. The base salary of Messrs. Morean and Sansone had not been increased for five years. During that time, the Company had experienced dramatic and profitable growth that resulted in their compensation falling well below market rates, based on an analysis of other top level executives' compensation at similarly sized companies. In addition, based on the findings of the Mercer report and the outstanding performance of the Company for the 1997 fiscal year, the Compensation Committee made a subjective determination as to the amount of bonus for Messrs. Morean and Sansone. The Committee also considered the charitable contributions made by the Company to organizations that Mr. Sansone actively supports.

     In fiscal 1997, the Company did not have a policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m), with certain exceptions, limits the Company's tax deduction for compensation paid to Named Officers to $1,000,000 per covered executive year. The Company expects no adverse tax consequences under Section 162(m) for fiscal 1997.

                                          By the Compensation Committee

                                          LAWRENCE J. MURPHY
                                          STEVEN A. RAYMUND

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return for the Company, the Nasdaq Stock Market - U.S. Companies Index and the Nasdaq Stock Market - Computer Manufacturers Index for the period from the date of effectiveness of the Company's initial public offering (April 29, 1993) through the last day of the 1997 fiscal year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                                   [GRAPH]

---------------------------------------------------------------------------------------------------------------
INDEX                                         4/29/93     8/31/93     8/31/94     8/31/95    8/30/96    8/29/97
---------------------------------------------------------------------------------------------------------------
Jabil Circuit, Inc.                             100.0       113.8        93.1       186.2      169.0    1,634.5
---------------------------------------------------------------------------------------------------------------
Nasdaq - U.S. Companies                         100.0       112.6       117.2       157.9      178.0      248.4
---------------------------------------------------------------------------------------------------------------
Nasdaq - Computer Manufacturers                 100.0        92.9        96.8       170.0      202.4      321.7
---------------------------------------------------------------------------------------------------------------

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, date, execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

                                          THE BOARD OF DIRECTORS

St. Petersburg, Florida
December 23, 1997

                                  1183-PR-197

                                                                      APPENDIX

                                  DETACH HERE



                              JABIL CIRCUIT, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby appoints ROBERT L. PAVER and CHRIS A. LEWIS, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of Jabil Circuit, Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Jabil Circuit, Inc., to be held at The Vinoy Country Club, Sunset Ballroom, 601 Snell Isle Boulevard NE, St. Petersburg, Florida 33704, on Thursday, January 22, 1998, at 10:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters that may properly come before said Meeting.





                                                                  -----------
                                                                  SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
                                                                  -----------

                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

    THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2 AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    1.  Election of Directors                                                                        FOR     AGAINST   ABSTAIN

        NOMINEES:  William D. Morean, Thomas A. Sansone,   2.  To ratify the selection of            [  ]     [  ]      [  ]
                   Ronald J. Rapp, Lawrence J. Murphy,         KPMG Peat Marwick LLP as
                   Mel S. Lavitt, Steven A. Raymund            independent auditors for
                   and Frank A. Newman                         the Company.

                            FOR         WITHHELD           3.  With discretionary authority on such other matters as may
                    [  ]    ALL   [  ]  FROM ALL               properly come before the meeting.
                         NOMINEES       NOMINEES

    [  ]
        ------------------------------------------------
      For all nominees except as noted on the line above

                                                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING                 [  ]


                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [  ]


                                                           The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy.  Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

                                                           Please date and sign exactly as your name(s) appear on your shares.  If signing for estates, trusts, partnerships, corporations or other entities, your title or capacity should be stated.  If shares are held jointly, each holder should sign.


    Signature: ___________________________________ Date: _________ Signature:_______________________________ Date: ___________